Exhibit 99(a)

Welcome to the

TRUSTCO Bank Corp NY

2010 Annual Meeting

Shareholder Assembly Agenda
•State of the Industry / Economy

•Summary of Expansion Plan

•Financial Performance
•Stock Performance
•Future Plans
•Things to be Proud Of

•Questions and Answers

•Economic Conditions - Unemployment Level
                                       - Housing Market
•Increasing Regulation
•Government Intervention
•Large Deficits / Low Interest Rates / Rising
 Inflation?
•Asset Quality
State of the Industry

•Our Major Branch Expansion is Now
 Complete
•Look for Selected, Opportunistic Branch
 Openings Going Forward
•Review of Expansion
Summary of Expansion Plan

150
125
100
75
50
69
74
83
91
107
124
132
2003
2004
2005
2006
2007
2008
2009

TRUSTCO Bank Corp NY

Number of Branches

5.00
4.50
4.00
3.50
3.00
2.50
Dec-00
Dec-01
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
TrustCo
SNL B&T

70.00
65.00
60.00
55.00
50.00
45.00
40.00
35.00
30.00
Dec-00
Dec-01
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
TrustCo
SNL B&T

TRUSTCO Bank Corp NY

Efficiency Ratio (%)
Financial Performance
Key Metrics Driving Profitability have Turned in Recent Quarters
Net Interest Margin (%)

Return on Average Equity (%)

30.0
25.0
20.0
15.0
10.0
5.0
-
(5.0)
(10.0)
(15.0)
(20.0)
Dec-00
Dec-01
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
TrustCo
SNL B&T

2.50
2.00
1.50
1.00
0.50
-
(0.50)
(1.00)
(1.50)
Dec-00
Dec-01
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
TrustCo
SNL B&T

TRUSTCO Bank Corp NY

Return on Average Assets (%)
Financial Performance
Key Metrics Driving Profitability have Turned in Recent Quarters

3.50
3.00
2.50
2.00
2003
2004
2005
2006
2007
2008
2009

TRUSTCO
Bank Corp NY

Deposits
($ - Billions)

($ - Billions)
2.25
1.75
1.25
0.75
2003
2004
2005
2006
2007
2008
2009

TRUSTCO Bank Corp NY

Loans

TrustCo vs. Peers
	TrustCo	Peers*
Return on Average Equity	11.70%	2.10%
Return on Average Assets	0.79%	0.28%
Efficiency Ratio	57.02%	61.41%
*All banking institutions covered by SNL Financial with assets of $2 to $10 billion as of December 31, 2009

Other Key Indicators
•Non-Performing Loans
•Efficiency Ratio
•Average Assets Per Employee

TRST - 12/31/2007 - 03/31/2010 Total Return Performance
Total Return (%)
40
20
0
-20
-40
-60
-80
12/07
10/08
8/09
TRST (-30.54%)
SNL Bank and Thrift (-34.63%)

TRUSTCO Bank Corp NY

Stock Performance
“Crisis Period”

TRST - 12/31/2004 - 12/31/2009 Total Return Performance
Total Return (%)
40
20
0
-20
-40
-60
-80
12/04
10/05
8/06
5/07
3/08
12/08
10/09
TRST (-40.36%)
SNL Bank and Thrift (-48.65%)

TRUSTCO Bank Corp NY

Stock Performance
5 Year

• We are Working to Capitalize on Our
 Expanded  Branch Network
 • Branch Maturity
 • Expense Management
 • Net Interest Margin
• Loan Portfolio Management
Future Plans

Things to be Proud Of
 • Top 10 of “Banking’s Top Performers” - ABA Banking
 Journal, 2009
 • Audit Integrity Top 100 - Audit Integrity Independent
 Research, 2009-2010
 • Top 30 of “Top 150 Performers” - Bank Director Magazine,
 2008-2010
 • Robert T. Cushing, CFO of the Year - Capital Region
 Business Review, 2009
 • Top 20 of “Top 100 Thrifts” - SNL Thrift Investor, 2005-
 2009
 • Top 10 of “Top 200 Mid Tier Banks” - US Banker
 Magazine, 2007-2009

NASDAQ WELCOMES
TRUSTCO
BANK CORP NY
NASDAQ LISTED
TRUSTCO BANK
NASDAQ
JVC

USMC

TRUSTCO BANK

TRUSTCO BANK

TRUSTCO
Bank Corp NY

Things to be Proud Of

2010 Annual Meeting
Questions and Answers

2010 Annual Meeting
Thank You for Attending